Exhibit 99.1

Barnes & Noble Reports Record Sales of $7 Billion in Fiscal 2011

Digital Growth Fuels 78% Fourth Quarter BN.com Comparable Sales Increase

NEW YORK--(BUSINESS WIRE)--June 21, 2011--Barnes & Noble, Inc. (NYSE: BKS), the world’s largest bookseller, today reported sales and earnings for its fiscal 2011 fourth quarter and full year ended April 30, 2011.

FISCAL 2011 RESULTS

For fiscal 2011, total sales increased 20% to a record $7 billion. Sales growth was fueled by inclusion of a full year of sales from Barnes & Noble College Booksellers (“College”) as well as a 50% sales increase at BN.com.

The rapidly growing digital business propelled the top-line at BN.com driven by the company’s NOOK™ eReader product line and digital content from the NOOK Bookstore™. BN.com comparable sales growth accelerated throughout the year, increasing 78% for the fourth quarter and 65% for the full year as compared to the same periods in fiscal 2010. BN.com sales were $217 million for the quarter and $858 million for the full year.

Barnes & Noble store sales were $943 million for the quarter and $4.4 billion for the full year. Comparable store sales decreased 2.9% for the quarter. Fourth quarter comparable store sales were temporarily negatively impacted by the liquidation of over 200 Borders bookstores during the quarter. As those stores have closed, the company is realizing incremental sales in those markets. For the full year, comparable store sales increased 0.7% led by the sale of digital products, which more than offset the decline in trade books.

College sales increased 3.5% for the quarter to $211 million and were $1.8 billion for the full year. Comparable store sales increased 2.8% for the quarter and decreased 0.8% for the year.

For the fourth quarter, the company reported a consolidated net loss of $59 million, or $1.04 per share.

For fiscal 2011, the company reported earnings before interest, taxes, depreciation and amortization (EBITDA) of $163 million. The consolidated full-year net loss was $74 million, or $1.31 per share.

FISCAL 2012

The company has previously announced that it received a proposal from Liberty Media to acquire the company and that Liberty’s proposal is under review by the Special Committee of the company’s Board of Directors which is charged with reviewing strategic alternatives for the company. In light of the pendency of that proposal and its ongoing process, the Special Committee has determined that the company will not at this time issue sales or earnings guidance regarding the outlook for fiscal 2012.

CONFERENCE CALL

A conference call with Barnes & Noble, Inc.’s senior management will be webcast beginning at 10:00 A.M. ET on Tuesday, June 21, 2011, and is accessible at www.barnesandnobleinc.com/webcasts.

Barnes & Noble, Inc. will report first quarter earnings results on or about August 30, 2011.

ABOUT BARNES & NOBLE, INC.

Barnes & Noble, Inc. (NYSE:BKS), the world's largest bookseller and a Fortune 500 company, operates 705 bookstores in 50 states. Barnes & Noble College Booksellers, LLC, a wholly-owned subsidiary of Barnes & Noble, also operates 636 college bookstores serving over 4.6 million students and faculty members at colleges and universities across the United States. Barnes & Noble conducts its online business through Barnes & Noble.com (www.bn.com), one of the Web's largest e-commerce sites, which also features more than two million titles in its NOOK Bookstore(TM) (www.bn.com/ebooks). Through Barnes & Noble’s NOOK(TM) eReading product offering, customers can buy and read eBooks on the widest range of platforms, including NOOK eBook Readers, devices from partner companies, and hundreds of the most popular mobile and computing devices using free NOOK software.

General information on Barnes & Noble, Inc. can be obtained via the Internet by visiting the company's corporate website: www.barnesandnobleinc.com.

The All-New NOOK(TM), The Simple Touch Reader(TM), NOOK(TM), NOOK 1st Edition(TM), NOOK Wi-Fi 1st Edition(TM), NOOK Color(TM), Reader’s Tablet(TM), Fast Page(TM), NOOK Books(TM), NOOK Bookstore(TM), NOOK Newsstand(TM), PubIt!(TM), NOOK Kids(TM), Read In Store(TM), More In Store(TM), NOOK Friends(TM), LendMe(R), NOOK Library(TM), NOOK Boutiques(TM), The Barnes & Noble Promise(TM), NOOK Books en español(TM), NOOK Study(TM), Free Friday(TM), Lifetime Library(TM) and Read What You Love. Anywhere You Like(TM) are trademarks of Barnes & Noble, Inc. Other trademarks referenced in this release are the property of their respective owners.

Follow Barnes & Noble on Twitter (www.bn.com/twitter), Facebook (http://www.facebook.com/barnesandnoble) and YouTube (http://www.youtube.com/user/bnstudio).

FORWARD-LOOKING STATEMENTS

This press release contains certain forward-looking statements (within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended) and information relating to Barnes & Noble that are based on the beliefs of the management of Barnes & Noble as well as assumptions made by and information currently available to the management of Barnes & Noble. When used in this communication, the words "anticipate," "believe," "estimate," "expect," "intend," "plan," "will" and similar expressions, as they relate to Barnes & Noble or the management of Barnes & Noble, identify forward-looking statements. Such statements reflect the current views of Barnes & Noble with respect to future events, the outcome of which is subject to certain risks, including, among others, the general economic environment and consumer spending patterns, decreased consumer demand for Barnes & Noble's products, low growth or declining sales and net income due to various factors, possible disruptions in Barnes & Noble's computer systems, telephone systems or supply chain (including supplier risks resulting from our reliance on suppliers outside the United States, including suppliers in China), possible risks associated with data privacy, information security and intellectual property, possible work stoppages or increases in labor costs, possible increases in shipping rates or interruptions in shipping service, effects of competition, potential effects of a bankruptcy filing by one of Barnes & Noble's largest competitors and actions taken by that competitor during bankruptcy, including store closures or store closures at a rate different than anticipated, sales of inventory at discounted prices and elimination of liabilities, higher-than-anticipated store closing or relocation costs, higher interest rates, the performance of Barnes & Noble's online, digital and other initiatives, effects of government regulation on the Company’s business, including its online and digital businesses (including with respect to the agency pricing model for digital content distribution), the performance and successful integration of acquired businesses, the success of Barnes & Noble's strategic investments, unanticipated increases in merchandise, component or occupancy costs, unanticipated adverse litigation results or effects, including with respect to intellectual property, product and component shortages, the outcome of Barnes & Noble's evaluation of strategic alternatives, including a possible sale of Barnes & Noble, as announced on August 3, 2010 or the outcome of the proposal from Liberty Media announced on May 19, 2011, and other factors which may be outside of Barnes & Noble's control, including those factors discussed in detail in Item 1A, "Risk Factors," in Barnes & Noble's Quarterly Report on Form 10-Q, filed with the SEC on January 29, 2011, and in Barnes & Noble's other filings made hereafter from time to time with the SEC. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results or outcomes may vary materially from those described as anticipated, believed, estimated, expected, intended or planned. Subsequent written and oral forward-looking statements attributable to Barnes & Noble or persons acting on its behalf are expressly qualified in their entirety by the cautionary statements in this paragraph. Barnes & Noble undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise after the date of this communication.

BARNES & NOBLE, INC. AND SUBSIDIARIES
Consolidated Statements of Operations
(In thousands, except per share data)

	13 weeks ended	13 weeks ended	52 weeks ended	52 weeks ended
	April 30, 2011	May 1, 2010	April 30, 2011	May 1, 2010

Sales	$1,371,220	$1,318,261	$6,998,565	$5,807,754
Cost of sales and occupancy	993,858	955,231	5,205,712	4,131,009
Gross profit	377,362	363,030	1,792,853	1,676,745
Selling and administrative expenses	399,716	367,969	1,629,384	1,392,207
Depreciation and amortization	57,956	56,683	228,647	207,774
Pre-opening expenses	(13)	137	81	3,518
Operating income (loss)	(80,297)	(61,759)	(65,259)	73,246
Interest expense, net	17,657	10,139	57,350	28,237
Income (loss) before taxes	(97,954)	(71,898)	(122,609)	45,009
Income taxes	(38,538)	(39,846)	(48,652)	8,365
Net income (loss)	(59,416)	(32,052)	(73,957)	36,644
Net loss attributable to noncontrolling interests	-	14	37	32
Net income (loss) attributable to Barnes & Noble, Inc.	$(59,416)	$(32,038)	$(73,920)	$36,676

Basic earnings (loss) per common share:
Earnings (loss) attributable to Barnes & Noble, Inc.	$(1.04)	$(0.58)	$(1.31)	$0.64

Diluted earnings (loss) per common share:
Earnings (loss) attributable to Barnes & Noble, Inc.	$(1.04)	$(0.58)	$(1.31)	$0.63

Weighted average common shares outstanding
Basic	56,981	55,597	56,588	55,344
Diluted	56,981	55,597	56,588	56,153

Dividends declared per common share	$-	$0.25	$0.75	$1.00

Percentage of sales:
Sales	100.0%	100.0%	100.0%	100.0%
Cost of sales and occupancy	72.5%	72.5%	74.4%	71.1%
Gross profit	27.5%	27.5%	25.6%	28.9%
Selling and administrative expenses	29.2%	27.9%	23.3%	24.0%
Depreciation and amortization	4.2%	4.3%	3.3%	3.6%
Pre-opening expenses	0.0%	0.0%	0.0%	0.1%
Operating income	-5.9%	-4.7%	-0.9%	1.3%
Interest expense, net	1.3%	0.8%	0.8%	0.5%
Income (loss) before taxes	-7.1%	-5.5%	-1.8%	0.8%
Income taxes	-2.8%	-3.0%	-0.7%	0.1%
Net income (loss)	-4.3%	-2.4%	-1.1%	0.6%

BARNES & NOBLE, INC. AND SUBSIDIARIES
Consolidated Balance Sheets
(In thousands)

	April 30, 2011	May 1, 2010

ASSETS
Current assets:
Cash and cash equivalents	$59,429	60,965
Receivables, net	150,294	106,576
Merchandise inventories	1,375,362	1,370,111
Prepaid expenses and other current assets	161,936	181,825
Total current assets	1,747,021	1,719,477

Property and equipment:
Land and land improvements	8,617	8,618
Buildings and leasehold improvements	1,204,108	1,212,567
Fixtures and equipment	1,670,488	1,594,048
	2,883,213	2,815,233
Less accumulated depreciation and amortization	2,178,562	2,003,199
Net property and equipment	704,651	812,034

Goodwill	524,113	528,541
Intangible assets, net	566,578	580,962
Other noncurrent assets	54,103	64,672
Total assets	$3,596,466	3,705,686

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$949,010	868,976
Accrued liabilities	785,667	755,432
Short-term note payable	-	100,000
Total current liabilities	1,734,677	1,724,408

Long-term debt	313,100	260,400
Deferred taxes	280,132	311,607
Other long-term liabilities	448,647	505,903

Shareholders' equity:
Common stock; $.001 par value; 300,000 shares
authorized; 90,465 and 88,225
shares issued, respectively	90	89
Additional paid-in capital	1,323,263	1,286,215
Accumulated other comprehensive loss	(11,630)	(13,212)
Retained earnings	562,379	681,082
Treasury stock, at cost, 33,410 and 33,285 shares, respectively	(1,054,192)	(1,052,356)
Total Barnes & Noble, Inc. shareholders' equity	819,910	901,818
Noncontrolling interest	-	1,550
Total shareholders' equity	819,910	903,368
Commitments and contingencies	-	-
Total liabilities and shareholders' equity	$3,596,466	3,705,686

BARNES & NOBLE, INC. AND SUBSIDIARIES
Segment Information
(In thousands)

		13 weeks ended	13 weeks ended	52 weeks ended	52 weeks ended
		April 30, 2011	May 1, 2010	April 30, 2011	May 1, 2010

Sales
	Barnes & Noble Retail	$942,727	973,464	$4,364,246	4,401,343
	Barnes & Noble College	211,241	204,063	1,776,223	833,648
	Barnes & Noble.com	217,252	140,734	858,096	572,763
Total		$1,371,220	1,318,261	$6,998,565	5,807,754

Gross Profit
	Barnes & Noble Retail	$297,392	304,236	$1,334,126	1,429,450
	Barnes & Noble College	51,384	45,924	383,343	177,164
	Barnes & Noble.com	28,586	12,870	75,384	70,131
Total		$377,362	363,030	$1,792,853	1,676,745

Selling and Administrative Expenses
	Barnes & Noble Retail	$253,310	261,702	$1,085,688	1,089,095
	Barnes & Noble College	60,665	63,898	263,747	152,168
	Barnes & Noble.com	85,741	42,369	279,949	150,944
Total		$399,716	367,969	$1,629,384	1,392,207

EBITDA
	Barnes & Noble Retail	$44,134	42,412	$248,512	336,894
	Barnes & Noble College	(9,320)	(17,989)	119,441	24,939
	Barnes & Noble.com	(57,155)	(29,499)	(204,565)	(80,813)
Total		$(22,341)	(5,076)	$163,388	281,020

Net Income (Loss)
	EBITDA	$(22,341)	(5,076)	$163,388	281,020
	Depreciation and Amortization	(57,956)	(56,683)	(228,647)	(207,774)
	Interest Expense, net	(17,657)	(10,139)	(57,350)	(28,237)
	Income Taxes	38,538	39,846	48,652	(8,365)
Total		$(59,416)	(32,052)	$(73,957)	36,644

Percentage of sales:

Gross Margin
	Barnes & Noble Retail	31.5%	31.3%	30.6%	32.5%
	Barnes & Noble College	24.3%	22.5%	21.6%	21.3%
	Barnes & Noble.com	13.2%	9.1%	8.8%	12.2%
Total		27.5%	27.5%	25.6%	28.9%

Selling and Administrative Expenses
	Barnes & Noble Retail	26.9%	26.9%	24.9%	24.7%
	Barnes & Noble College	28.7%	31.3%	14.8%	18.3%
	Barnes & Noble.com	39.5%	30.1%	32.6%	26.4%
Total		29.2%	27.9%	23.3%	24.0%

CONTACT:
Media:
Barnes & Noble, Inc.
Mary Ellen Keating, 212-633-3323
Senior Vice President
Corporate Communications
mkeating@bn.com
or
Investors:
Barnes & Noble, Inc.
Joseph J. Lombardi, 212-633-3215
Chief Financial Officer
jlombardi@bn.com
or
Barnes & Noble, Inc.
Andy Milevoj, 212-633-3489
Director of Investor Relations
amilevoj@bn.com